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Exhibit 99.1

Bruker AXS Announces First Quarter 2003 with Growing Revenues of $29.0 million

First Quarter 2003 EBITDA Before Merger Related Costs Up 36% Year-over-Year

        Madison, Wisconsin—May 8, 2003—Bruker AXS Inc. (NASDAQ: BAXS), a leading global provider of advanced X-ray solutions for the life and advanced materials sciences, today reported its financial results for the first quarter 2003.

        Net sales for the three months ended March 31, 2003 increased 22% to $29.0 million, compared to $23.8 million for the three months ended March 31, 2002. After elimination of favorable currency effects, revenue growth was 6%. Gross margins for the quarter continued to improve, increasing to 40.3%, compared to 38.3% for the first quarter of 2002.

        On a GAAP basis, the net loss for the first quarter 2003 was $(0.8) million or $(0.01) per diluted share, compared to a net loss of $(0.3) million or $(0.01) per diluted share for the first quarter 2002. During the quarter, the Company incurred merger related costs of $1.3 million (which are not tax deductible) associated with its pending merger with Bruker Daltonics, which was announced on April 7, 2003. First quarter 2003 EBITDA before merger related costs was $2.0 million, compared to first quarter 2002 EBITDA of $1.4 million, an increase of 36%. Net income before merger related costs for the first quarter 2003 was $0.5 million, or $0.01 per diluted share. This compares to first quarter 2002 net income before the cumulative effect of a change in accounting principle for the write-down of goodwill of $0.3 million, or $0.01 per share.

        Cash and cash equivalents totaled $48.6 million as of March 31, 2003. During the first quarter 2003, the Company paid off total debt of approximately $1.7 million.

        The use of "net income or earnings (loss) per share before merger related costs or cumulative effect of a change in accounting principle" in this press release refers to amounts calculated by removing certain expenses including costs associated with our pending merger with Bruker Daltonics in 2003, and the cumulative effect from the write-down of goodwill in 2002. In addition, the Company computed "EBITDA before merger related costs" as operating income (net of costs associated with our pending merger with Bruker Daltonics) plus depreciation and amortization. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Except as expressly noted in this press release, all numbers are presented in accordance with U.S. GAAP.

ANALYSIS AND COMMENT:

        Dr. Martin Haase, President and CEO, stated: "I am pleased that we met our revenue and earnings guidance before merger charges for the first quarter. In addition, we are on track with our gross margin improvement plan. Customer interest level in our products and services remains high and our prospect list for the remainder of the year is strong."

        "However, after posting record revenues in 2002, the Company has seen weaker order bookings in the first quarter of 2003. It is taking longer for the Company to convert prospects to orders. We believe global economic weakness and uncertainty during the war may be affecting the Company, and we are cautious about the second quarter of this year," continued Dr. Haase.

        "The Company is focusing on its bottom-line performance," said Laura Francis, CFO. "We continue our initiatives to improve gross margins and overall productivity."

FINANCIAL OUTLOOK:

        The Company currently estimates that second quarter 2003 net sales will be in the range of $26-$28 million, with a GAAP loss per share between $(0.03) to $(0.01) per share. The Company estimates that earnings (loss) per share excluding merger related costs will be between $(0.01) to $0.01 per share.

EARNINGS CALL:

        The Company will host a live streaming-audio webcast of its first quarter 2003 earnings call at 11:00 a.m. EDT on Friday, May 9, 2003. To listen to the webcast, investors should go to www.bruker-axs.com, select Investor Relations, and then click on the Webcast registration button. Investors can also listen by telephone by calling 1-888-565-5146 in the U.S. and Canada, or 1-706-679-5344 outside of North America. Investors should refer to the conference call led by CFO Laura Francis. A toll-free replay will be available by dialing 1-800-642-1687, or 1-706-645-9291 outside the U.S., with the conference ID access code of 9961236.

# # #

About Bruker AXS

        Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on X-ray technology. For more information about Bruker AXS, please visit www.bruker-axs.com. On April 4, 2003, Bruker AXS signed a definitive merger agreement with Bruker Daltonics Inc. (NASDAQ: BDAL). A preliminary joint S-4 proxy statement/prospectus was filed with the SEC on May 1, 2003.

Safe Harbor Statement

        Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to technological approaches, product development, manufacturing, market acceptance, cost and pricing of Bruker AXS' products, dependence on collaborative partners, suppliers, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation and other risk factors discussed from time to time in Bruker AXS' reports or filings with the Securities and Exchange Commission. Bruker AXS expressly disclaims any obligation to update the information contained herein.

For more information, please contact:

Laura Francis
Chief Financial Officer
Tel. 608 276 3000
 lfrancis@bruker-axs.com

        Condensed consolidated statements of operations, reconciliations, and balance sheets follow.

BRUKER AXS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
Net sales	$28,954	$23,796
Cost of sales	17,290	14,678

Gross profit	11,664	9,118

Operating expenses:
Research and development	2,544	2,113
General and administrative	1,917	1,598
Marketing and selling	6,497	4,668
Merger related costs	1,286	—

Total operating expenses	12,244	8,379

Operating (loss) income	(580)	739
Other (income) expense:
Interest income	(155)	(233)
Interest expense—third party	95	61
Interest expense—related party	—	1
Other (income) expense	(144)	406

(Loss) income before income taxes, minority interest in subsidiary and cumulative effect of change in accounting principle	(376)	504
Income tax expense	364	195

(Loss) income before minority interest in subsidiary and cumulative effect of change in accounting principle	(740)	309
Minority interest in subsidiary	39	(1)

(Loss) income before cumulative effect of change in accounting principle	(779)	310
Cumulative effect of change in accounting principle, net of taxes	—	617

Net loss	$(779)	$(307)

Basic and diluted earnings (loss) per share:
(Loss) income before cumulative effect of change in accounting principle, net of taxes	$(0.01)	$0.01
Cumulative effect of change in accounting principle, net of taxes	—	(0.01)

Net loss	$(0.01)	$(0.01)

BRUKER AXS INC.
RECONCILIATION FROM GAAP NET LOSS TO NET INCOME BEFORE SPECIAL CHARGES
(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
GAAP net loss	$(779)	$(307)
Adjustments, net of tax:
Merger related costs	1,286
Cumulative effect (write-down of goodwill)		617

Net income before special charges	$507	$310

Earnings per share before special charges	$0.01	$0.01

Weighted average shares outstanding—diluted	55,723	56,474

BRUKER AXS INC.
RECONCILIATION FROM GAAP NET LOSS TO EBITDA BEFORE MERGER RELATED COSTS
(in thousands)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
GAAP net loss	$(779)	$(307)
Adjustments:
Other (income) expense	(204)	235
Income tax expense	364	195
Minority interest in subsidiary	39	(1)
Cumulative effect (write-down of goodwill)	—	617
Depreciation and amortization	1,256	706

EBITDA	676	1,445
Merger related costs	1,286	—

EBITDA before merger related costs	$1,962	$1,445

        Net income before special charges and EBITDA before merger related costs presented above are used by the Company to measure performance against prior periods and are not in accordance with generally accepted accounting principles. The above reconciliations identify those activities and transactions excluded by management. The Company believes these activities or transactions may not be indicative of understanding the performance of the business or its future results.

BRUKER AXS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,634	$52,651
Accounts receivable, net	18,022	20,803
Inventories	35,056	34,130
Prepaid expenses	1,199	1,028
Other current assets	2,049	876
Deferred income taxes	1,669	1,601

Total current assets	106,629	111,089
Property and equipment, net	20,927	20,706
Restricted cash	133	128
Goodwill, net	3,093	3,093
Intangible assets—trademarks and tradenames, net	250	250
Investments in other companies	700	700
Other assets	641	756
Deferred income taxes	2,329	2,329

Total assets	$134,702	$139,051

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$422	$1,813
Current portion of long-term debt	1,103	1,240
Accounts payable	11,344	11,073
Other current liabilities	20,968	24,587

Total current liabilities	33,837	38,713
Other long-term liabilities	544	517
Long-term debt	9,423	9,320
Accrued pension	5,279	4,858
Minority interest in consolidated subsidiary	119	80
Shareholders' equity:
Preferred stock, $.01 par value, 5,000,000 authorized, 0 shares issued and outstanding at March 31, 2003 and December 31, 2002	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 56,180,338 shares issued at March 31, 2003 and December 31, 2002	562	562
Additional paid-in capital	87,136	87,169
Accumulated deficit	(3,227)	(2,448)
Treasury stock, at cost, 457,700 shares at March 31, 2003 and December 31, 2002	(1,096)	(1,096)
Accumulated other comprehensive income	2,125	1,376

Total shareholders' equity	85,500	85,563

Total liabilities and shareholders' equity	$134,702	$139,051

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  Exhibit 99.1
Bruker AXS Announces First Quarter 2003 with Growing Revenues of $29.0 million
BRUKER AXS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
BRUKER AXS INC. RECONCILIATION FROM GAAP NET LOSS TO NET INCOME BEFORE SPECIAL CHARGES (in thousands, except per share data)
BRUKER AXS INC. RECONCILIATION FROM GAAP NET LOSS TO EBITDA BEFORE MERGER RELATED COSTS (in thousands)
BRUKER AXS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)